Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 1, 2018 related to the financial statements of Stira Alcentra Global Credit Fund, in the Post-Effective Amendment No. 4 to the Registration Statement (Form N-2 No. 333-214405) and related Prospectus and Statement of Additional Information of Stira Alcentra Global Credit Fund dated March 29, 2018.

/s/ Ernst & Young LLP

New York, NY

March 29, 2018